Exhibit 10.2

SECOND AMENDMENT TO LICENSE AGREEMENT

This Second Amendment to License Agreement (the “Amendment”) is effective and entered into as of May 15, 2008 by and between GE Healthcare AS, a Norwegian corporation (“GEHC”), and Acusphere Inc., a Delaware corporation (“ACUS”) (GEHC and ACUS collectively are the “Parties”).

WHEREAS, the Parties are parties to that certain License Agreement dated as of June 1, 2006, as amended pursuant to a First Amendment to License Agreement dated May 11, 2007 (as so amended, the “Agreement”) pursuant to which ACUS has licensed, on a non-exclusive basis, certain of GEHC’s patents relating to the compositions, methods of preparing, and methods of use of ultrasound contrast agents; and

WHEREAS, the Parties desire to amend the license fees and payment provisions under Section 4.1 of the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the covenants, acknowledgements and representations contained in this Amendment, the Parties hereby agree as follows:

ARTICLE I.  DEFINITIONS

1.1           Definitions. All capitalized terms used and not defined herein shall have the meanings ascribed to them under the Agreement.

ARTICLE II.  AMENDMENT TO LICENSE FEES AND PAYMENT

2.1           Amendment.  Section 4.1 of the Agreement is hereby amended in its entirety to read as follows:

4.1.          In consideration of the licenses and release granted in Section 3, ACUS shall make the following payments to GEHC:

4.1.1.       An upfront license fee of $12,000,000 paid as follows:

a)     $5,000,000 on or before June 6, 2006.

b)    $1,500,000 on June 1, 2007.

c)     $5,500,000 due on June 1, 2007 and payable in two (2) installments commencing on June 1, 2008, subject only to paragraph 4.1.1(d) below. The first installment of $916,666.66 is due and payable on June 1, 2008and the remaining installment is due and payable on October 1, 2009 in an amount consisting of (i) the amount of $4,583,333.34 in principal plus (ii) interest accruing on such principal amount from July 1, 2008 at the rate of 6% per annum until paid in full, subject only to paragraph 4.1.1(d) below.  For the avoidance of doubt, Acusphere shall in no way be considered to be in default of this Agreement for failure to pay the entire $5,500,000 on or before June 1, 2007.

d)    Upon receipt of regulatory approval by the U.S. Food and Drug Administration to market AI-700 in the United States, or the approval of a Marketing Authorization Application to market AI-700 in Europe, prior to September 1, 2010, any then remaining balance of the $4,583,333.34 (plus interest accrued to such date) payable under paragraph 4.1.1(c) above shall be immediately due and payable in full.

e)     All fees under this Section 4.1.1 are non-contingent and non-returnable.  All such amounts may be pre-paid at any time without penalty.

ARTICLE III. MISCELLANEOUS

3.1           Effect on Agreement.  This Amendment amends the Agreement.  The Agreement remains in full force and effect and remains unchanged except as expressly amended hereby.  If there is any inconsistency between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control.

3.2           Entire Agreement.  The Agreement, as amended by this Amendment, sets forth all the licenses, covenants, promises, agreements, warranties, representations, conditions, and understandings between the Parties hereto and supersede all prior agreements and understandings between the Parties relating to the subject matter hereof.  The Agreement, as amended by this Amendment, including, without limitation, the Exhibits attached thereto, is intended to define the full extent of the legally enforceable undertakings of the Parties hereto.

IN WITNESS WHEREOF, the undersigned Parties have duly executed and delivered this Amendment as of the date first written above.

GE Healthcare AS.		Acusphere, Inc.

By:	/s/ John Chiminski	By:	/s/ Sherri C. Oberg
Name:	John Chiminski	Name:	Sherri C. Oberg
Title:	Chief Executive Officer	Title:	President and Chief Executive Officer
Date:	May 15, 2008	Date:	May 15, 2008